[Letterhead of Stark Winter Schenkein & Co., LLP
]


September 7, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments contained in paragraph (a) in
Item 4 to Form 8-K of MailTec, Inc., dated August 10, 2006.

Stark Winter Schenkein & Co., LLP
Denver, Colorado